                                                 File No. 70-8237


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
               __________________________________

                Post-Effective Amendment No. 4 to

                            FORM U-1
                ________________________________

                   APPLICATION OR DECLARATION

                            under the

           PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                              * * *

                     AEP GENERATING COMPANY
            1 Riverside Plaza, Columbus, Ohio  43215
           (Name of company filing this statement and
             address of principal executive offices)

                              * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
            1 Riverside Plaza, Columbus, Ohio  43215
             (Name of top registered holding company
             parent of each applicant or declarant)

                              * * *

                     A. A. Pena, Treasurer
              AMERICAN ELECTRIC POWER COMPANY, INC.
            1 Riverside Plaza, Columbus, Ohio  43215

       John F. Di Lorenzo, Jr., Associate General Counsel
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
            1 Riverside Plaza, Columbus, Ohio  43215
           (Names and addresses of agents for service)


     The undersigned American Electric Power Company, Inc., registered holding company ("AEP"), and AEP Generating Company, a subsidiary of AEP ("Generating"), hereby amend the Application or Declaration on Form U-1, as amended, in File No. 70-8237 as follows:
     1. By amending ITEM 1 to restate the paragraph immediately preceding the section captioned "Compliance with Rule 54" to read as follows:
          Therefore, Generating hereby requests authority to issue dividends out of other paid in capital through December 31, 2002 to the fullest extent of applicable law without restriction as to a ratio of debt to equity.

                            SIGNATURE
     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this Post-Effective Amendment to be signed on their behalf by the undersigned thereunto duly authorized.
                            AMERICAN ELECTRIC POWER COMPANY, INC.
                                   AEP GENERATING COMPANY

                            By:     /s/ G. P. Maloney
                                        G. P. Maloney
                                        Vice President
Dated:  July 9, 1997